AGREEMENT FOR LOGISTICS SERVICES

This Agreement for Logistics Services (this “Agreement”) is dated January 1, 2009, and is entered into by and between Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Party A”), and Zhejiang Yingte Logistics Co., Ltd. (“Party B”). Party A and Party B are referred to collectively in this Agreement as the “Parties.”

RECITALS

WHEREAS, the Parties desire that Party B provide logistics services and other relevant services to Party A;

WHEREAS, the Parties are entering into this Agreement to set forth the terms and conditions under which Party B will provide logistics and other related services to Party A.

NOW THEREFORE, the Parties agree as follows:

1.	RETENTION AND SCOPE OF SERVICES

Party A hereby agrees to retain the services of Party B, and Party B accepts such appointment, to provide to Party A logistics and other related services (the “Services”) pursuant to the terms and conditions of this Agreement.

2.	TERM OF AGREEMENT

The terms and conditions of this Agreement shall take effect for a period of one year from January 1, 2009 to December 31, 2009.

3.	DUTIES OF THE PARTIES

3.1	Duties of Party A

3.1.1	Party A guarantees that the pharmaceutical goods and the sources of supply related to the Services provide by Party B are legal.

3.1.2	Party A guarantees that the drug stores related to the Services provided by Party B meet the requirements of laws and regulations of pharmaceutical administration.

3.1.3
Party A shall provide necessary incorporation materials and operation certificates to Party B before the execution of this Agreement. The Parties shall later enter into an Agreement of Performance Metrics (“Performance Metrics”).

3.1.4
Party A shall provide detailed information of delivered goods to Party B before delivery, including name of the supplier, delivery address and contact information. Party A shall provide a letter of permit for Party B’s consignee to take delivery from the supplier and keep a copy for its own record. The letter of permit must indicate the name and ID number of the consignee. Party A shall provide Party B via Internet a copy of the order that contains the name, specification, quantity, location of production and price of the delivered goods.

3.1.5	Party A shall notify in advance or make notes of on invoice or delivery order any special requirements of inspection, storage and transportation for freezing or fragile goods.

3.1.6	Pursuant to the Performance Metrics, Party A shall timely dispose of unqualified goods and goods that will expire shortly.

3.2	Duties of Party B

3.2.1
Party B shall perform the Services in accordance with the Good Supply Practice (“GSP”). Party B shall start inspection and delivery upon receipt of Party A’s notice. Party B shall guarantee the goods be delivered safely and maintained in good condition.

3.2.2	Party B shall make “door to door” deliveries to drug stores designated by Party A, subject to the following limits:

(a)	Two deliveries must be made to any drug store located within the city of Hangzhou each day, except Sunday.

(b)	One delivery must be made to any drug store located in counties of Fu Yang, Chun An, Tong Lu, Jian De, Lin An and other regions each day, except Sunday.

(c)	Party B shall be responsible for no more than two expedite deliveries each week to any drug store located within the city of Hangzhou and can charge 50 RMB per delivery for extra need.

(d)
Party B shall perform the Services to any drug store located within the city of Hangzhou on holidays other than the Chinese New Year. Deliveries to any drug store located in counties and other regions on holidays shall be advised upon further negotiation of the Parties.

(e)	Party B shall be ready to take delivery at any time.

3.2.3
Party B shall conduct research and inquiry for pharmaceutical goods within the scope of the Services and inform Party A of the result of such research and inquiry. Party B shall collect the original signed documents of each delivery and return to the Financial Department of Party A on a monthly basis.

3.2.4	Party B shall accept rejected goods only upon being represented a Return Note. Party B shall store the returned goods in conformity with the requirements of GSP.

3.2.5
If a delivery contains more than one type of goods, Party A shall inspect and accept each type of goods separately. Party B shall be responsible for any damaged goods. Each drug store shall appoint an inspector to inspect and accept the goods delivered by Party B and submit to Party B the names and signatures of the inspectors.

3.2.6	Drug stores shall report to the head office of Party A any request of expedite delivery. The head office shall notify Party B and make arrangement to take delivery at the location of Party B.

3.2.7	Party B shall inspect, store and maintain the goods returned by the drug stores pursuant to the Performance Metrics and the requirements of GSP.

3.2.8	Party B shall only be responsible for damages happened during the process of taking delivery, inspection and transportation.

3.3	Charges to be Determined

After the fuel tax becomes effective, the fuel surcharge shall be determined upon further negotiation of the Parties.

4.	RATES AND PAYMENTS

4.1	Rates

In consideration of the Services to be performed by Party B, Party A shall pay Party B the fees that equal to 1% of the purchase price of the delivered goods (this amount includes fees for storage, equipment, facilities, operation and transportation). Party A shall pay a minimum annual fee of 2.9 million RMB.  (1% of 290 million RMB).

4.2	Payments

Party A shall pay one fourth of the minimum annual payment (1/4 of 2.9 million RMB) for the first quarter starting on January 1, 2009. Starting from April, payment shall be made on a monthly basis according to actual services performed by Party B.

5.	LIABILITIES FOR BREACH OF AGREEMENT

5.1	Liabilities of Party A

5.1.1	Party B may stop performance if the goods to be delivered fail to meet the requirements of the laws and regulations.

5.1.2	Party A shall answer and give instructions to any notice made by Party B. Where Party A delays in answering or giving instruction, it shall be liable for any damage so caused.

5.2	Liabilities of Party B

5.2.1
Party B shall store the goods in conformity with the GSP. Party B shall be liable for damages if the goods are damaged or lost, or fail to pass the GSP inspection due to improper care of Party B. Where Party B accepts packaged goods, it shall not be liable for any loss or damaged cause to inner packaging. Party B shall be liable for any loss or damage found after inspection and storing. Where Party B has evidence that the original packaging is missing for a whole box, Party B shall not be liable for the loss of packaging.

5.2.2
The Parties shall enter into a Confidentiality Agreement to protect the confidentiality of product information provided by Party A or to which Party B obtains access by virtue of its performance under this Agreement. Party B shall not disclose any confidential information without Party A’s consent.

5.2.3
Party B shall apologize for any of its conduct in violation of the Code of Service of the company. If Party B has a dispute with Party A’s customer, it shall submit the dispute to the customer service. Party B shall be liable to any damage caused to Party A’s customer.

5.3	Other Liabilities

5.3.1	Database

Party B can use the Zhong Bao System in the prior period, but shall complete the system integration in the time period as required in the report of the Department of Drug Control.

5.3.2	Penalties

(1)	Party B is subject to a fine that equals double amount of error if the error is more than 0.5/1000 of the value of delivered goods in a month.

(2)	Party A shall raise any amount of error within half a day; otherwise the error shall be excused.

(3)	If Part A misstates the amount of error and Party B is able to prove Party A’s misstatement, Party A is subject to a fine that equals ten times of the misstated amount.

5.3.3	Circulating Boxes

Party B shall provide circulating boxes for delivery. Party A shall be liable for any damage caused to the circulating boxes and shall return these boxes in clean and good condition within two work days; otherwise Party B may reject and report to Party A’s head office. Any report of improper use or of circulating boxes is entitled to an award of 50 RMB and the manager of reported store is subject to a fine of 100 RMB. Party A is entitled to the cartons of the delivered goods. In case of any damage caused to the goods, the Parties shall resolve with the supplier. If the no resolution can be reached, Party B shall pay the damage based on the purchase price of the goods.

5.3.4	Personnel

Party B can use the personnel of Party A’s Distribution Center. Party A may send personnel to work at Party B’s location at the expense of Party A.

5.3.5	Confidentiality

The Parties shall enter into a Confidential Agreement to protect the confidentiality of product information such as price, quantity of purchased goods, suppliers, amount of distribution and quality.

5.3.6	Quality Control

Party B shall conduct quality control pursuant to the requirements of GSP. Party A may send personnel to assist Party B with quality control.

(1)	Party B shall comply with laws and regulations and perform in accordance with this Agreement and the Performance Metrics.

(2)	Party B shall, without condition, cooperate with Party A in dealing with all kinds of quality problems.

(3)
Party B shall follow the Performance Metrics and shall be liable for any damage caused by improper performance in all aspects of the Services, including accepting, maintaining, storing, administrating, distributing, rejecting goods and dealing with unqualified goods.

(4)
Party B shall report to Party A on a monthly basis any rejection of goods for the reason of quality problems. Party A shall provide timely instructions in dealing with unqualified goods within seven work days and shall be liable for any damage caused by delay of instruction.

(5)
Party B shall collect and keep all the original documents of quality control in accordance with requirements of GSP, including the records of delivery, storage, rejection, acceptance, maintenance, and distribution, factory inspection reports, certificates, registration of imported drugs and inspection reports, and records of returned and unqualified goods.

5.3.7	Management of Goods

(1)	Party B shall be liable for damages caused by its failure to report expiring and unsalable goods.

(2)	The Parties shall enter into agreement on liabilities with respect of on-time delivery, undistributed goods and inventory control.

(3)
Party B shall be liable for loss and damage of goods in storage unless Party B can provide conclusive evidence that the original package has never been removed and such loss and damage occurred before storage.

(4)	Party B shall assist Party A with distribution of goods among stores.

5.3.8	Miscellaneous

(1)	Party B shall be response for storing, maintaining and distributing Party A’s packaging materials, large size office supplies and product samples.

(2)	Party B shall distribute samples based on Party A’s confirmation note.

(3)	Party A shall confirm Party B’s entry and billing sheets with suppliers when making the payment to suppliers.

(4)	Party B may use Party A’s warehouse facilities with the consent of Party A.

(5)	Party A may call back its personnel at the termination of this Agreement.

6.	Upon the effect of this Agreement, Party B shall become the logistic service provider of Party A and the Parties shall establish long term cooperation.

7.	Any dispute or unsettled matter between the Parties shall be resolved through negotiation in good faith. If no resolution can be reached, the Parties shall submit the dispute to binding arbitration.

8.	This Agreement is executed into four (4) duplicate originals. Each Party has received two (2) duplicate originals, and all originals shall be equally valid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd.

Legal/Authorized Representative: /s/

Date: January 1, 2009

PARTY B:	Zhejiang Yingte Logistics Co., Ltd.

Legal/Authorized Representative: /s/

Date: January 1, 2009